SEC File No. 333-60164

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) X



                                BANK ONE, NATIONAL ASSOCIATION
                      (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                        (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS                              60670-0126
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0430
                          CHICAGO, ILLINOIS 60670-0430
                     ATTN: STEVEN M. WAGNER, (312) 407-1819
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                      GMACM HOME EQUITY LOAN TRUST 2001-HE2
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                               PENDING
   (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

C/O WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE
RODNEY SQUARE NORTH
1100 NORTH MARKET STREET
WILMINGTON, DELAWARE                                             19890
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)



                               ASSET BACKED NOTES
                         (TITLE OF INDENTURE SECURITIES)

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ITEM 1. GENERAL INFORMATION.  FURNISH THE FOLLOWING
               INFORMATION AS TO THE TRUSTEE:

               (A)    NAME AND ADDRESS OF EACH EXAMINING OR
               SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of Currency, Washington, D.C.;
               Federal Deposit Insurance Corporation,
               Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

               (B)    WHETHER IT IS AUTHORIZED TO EXERCISE
               CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
               IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
               SUCH AFFILIATION.

               No such affiliation exists with the trustee.


ITEM 16.       LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
               -----------------
               PART OF THIS STATEMENT OF ELIGIBILITY.

               1. A copy of the articles of association of the
                  trustee now in effect.*

               2. A copy of the certificates of authority of the
                  trustee to commence business.*

               3. A copy of the authorization of the trustee to
                  exercise corporate trust powers.*

               4. A copy of the existing by-laws of the trustee.*

               5. Not Applicable.

               6. The consent of the trustee required by
                  Section 321(b) of the Act.


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               7. A copy of the latest report of condition of the
                  trustee published pursuant to law or the requirements of its supervising or examining authority.

               8. Not Applicable.

               9. Not Applicable.


        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 14th day of June, 2001.


                  BANK ONE, NATIONAL ASSOCIATION,
                  TRUSTEE

                  BY   /S/ STEVEN M. WAGNER
                      STEVEN M. WAGNER
                      FIRST VICE PRESIDENT





* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).



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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                 June 14, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between GMACM Home Equity Loan Trust 2001-HE2 and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                         BANK ONE, NATIONAL ASSOCIATION



                      BY:      /S/ STEVEN M. WAGNER
                             STEVEN M. WAGNER
                             FIRST VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:         Bank One, NA Call Date: 12/31/00
Address:                     1 Bank One Plaza, Ste 0303
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8             ST-BK:  17-1630 FFIEC 031
                             ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                          DOLLAR AMOUNTS IN THOUSANDS
    C400                                                                  RCFD   BIL   MIL
THOU


ASSETS
1.      Cash and balances due from depository institutions (from Schedule
    RC-A):                                                              RCFD
                                                                        ----
    a. Noninterest-bearing balances and currency and coin(1)              0081          5,462,170             1.a
    b. Interest-bearing balances(2).........                              0071          5,170,242             1.b
2.      Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)          1754                  0             2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).......1773         12,523,350             2.b
3.      Federal funds sold and securities purchased under agreements to
    resell                                                                1350         16,069,589             3.
4.      Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule            RCFD
                                                                          ----
    RC-C)...................................                              2122         55,190,023             4.a
    b. LESS: Allowance for loan and lease losses                          3123          1,218,923             4.b
    c. LESS: Allocated transfer risk reserve                              3128                  0             4.c
    d. Loans and leases, net of unearned income, allowance, and           RCF
                                                                         ---
       reserve (item 4.a minus 4.b and 4.c).                              2125         53,971,100             4.d
5.      Trading assets (from Schedule RD-D).                              3545          2,521,374             5.
6.      Premises and fixed assets (including capitalized leases)          2145            567,098             6.
7.      Other real estate owned (from Schedule RC-M)                      2150                963             7.
8.      Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..........                              2130            409,736             8.
9.      Customers' liability to this bank on acceptances outstanding      2155            340,763             9.
10.     Intangible assets (from Schedule RC-M)                            2143            202,851             10.
11.     Other assets (from Schedule RC-F)...                              2160          3,989,302             11.
12.     Total assets (sum of items 1 through 11)                          2170        101,228,538             12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


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Legal Title of Bank:         Bank One, NA          Call Date:  12/31/00       ST-BK:  17-1630 FFIEC 031
Address:                     1 Bank One Plaza, Ste 0303                       Page RC-2
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8
                             ---------

SCHEDULE RC-CONTINUED
                                                                                DOLLAR AMOUNTS IN
                                                                                  THOUSANDS
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C            RCON
                                                                        ----
       from Schedule RC-E, part 1)..........                             2200          26,522,858       13.a
       (1) Noninterest-bearing(1)...........                             6631           1,338,557       13.a1
(2)     Interest-bearing....................                             6636          15,184,301       13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and          RCFN
                                                                         ----
       IBFs (from Schedule RC-E, part II)                                  2200        36,247,795
13.b
       (1) Noninterest bearing..............                               6631
778,075 13.b1
       (2) Interest-bearing.................                               6636         35,469,720      13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                    RCFD 2800          2,276,371      14
15. a. Demand notes issued to the U.S. Treasury                       RCON 2840            310,767      15.a
b.      Trading Liabilities(from Schedule RC-D)                       RCFD 3548          2,104,757      15.b
16. Other borrowed money:                                               RCFD
                                                                        ----
    a. With original maturity of one year or less                          2332         18,245,377      16.a
    b. With original  maturity of more than one year                       A547          2,298,488      16.b
    c.  With original maturity of more than three years..............      A548          1,845,898      16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding                2920            340,763      18.
19. Subordinated notes and debentures.......                               3200          2,800,000      19.
20. Other liabilities (from Schedule RC-G)..                               2930          2,505,175      20.
21. Total liabilities (sum of items 13 through 20)                         2948         95,498,249      21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                          3838                  0      23.
24. Common stock............................                               3230            200,858      24.
25. Surplus (exclude all surplus related to preferred stock)               3839          3,861,173      25.
26.a. Undivided profits and capital reserves                               3632          1,703,180      26.a
     b. Net unrealized holding gains (losses) on available-for-sale
       securities...........................                               8434            (36,495)     26.b
     c.  ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES.......         4336                  0      26.c
27. Cumulative foreign currency translation adjustments                    3284              1,573      27.
28. Total equity capital (sum of items 23 through 27)                      3210          5,730,289      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)...                               3300        101,228,538      29.

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the STATEMENT below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during 1996.....RCFD 6724
 . ....M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors'examination of the bank performed by other external auditors (may be required by state chartering authority)

5    = Review of the bank's financial statements by external auditors

6    = Compilation of the bank's financial statements by external auditors

7    = Other audit procedures (excluding tax preparation work)

8    = No external audit work





(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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